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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-113076, 333-70111, 333-30394, 333-68828, 333-62434, 333-126058, 333-138976, 333-140222 and 333-143941) and in the related Prospectuses; (ii) on Form S-4 (No. 333-137391) and in the related Prospectus; (iii) on Form S-8 (Nos. 333-61555, 333-87485, 333-89964, 333-127014 and 333-143721) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and (iv) on Form S-8 (No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of our report dated February 27, 2009 (except for Notes 24 and 25, as to which the date is May 10, 2009) with respect to the consolidated financial statements and schedule of SL Green Realty Corp. and of our report dated February 27, 2009, except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is May 10, 2009, with respect to the effectiveness of internal control over financial reporting of SL Green Realty Corp. included in this Annual Report (Form 10-K/A Amendment No. 2) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

New York, New York
May 11, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm